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                                                                   EXHIBIT 10(r)
                                 AMENDMENT TO
                     SUPPLEMENTAL PENSION PLAN FOR EXEMPT
           SALARIED EMPLOYEES OF UNION PACIFIC RESOURCES GROUP INC.
                                AND AFFILIATES


          WHEREAS, the Board of Directors of Union Pacific Resources Group Inc., adopted the Supplemental Pension Plan for Exempt Salaried Employees of Union Pacific Resources Company and Affiliates by resolution dated September 28, 1995;
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          WHEREAS, such Board also renamed such Plan the Supplemental Pension
Plan for Salaried Employees of Union Pacific Group Inc. ("Supplemental Pension Plan") and delegated to the Senior Vice President - Human Resources of Union Pacific Corporation ("Senior Vice President") its authority to amend the Supplemental Pension Plan as otherwise necessary or advisable in connection with an initial public offering ("IPO") and subsequent spin off of Union Pacific Resources Company; and

          WHEREAS, the Senior Vice President desires to amend the Supplemental Pension Plan pursuant to this delegation;

          NOW, THEREFORE, the undersigned hereby amends the Supplemental Pension Plan, effective as of the IPO, as set forth below:

          I. Section 1.2(a) is amended in its entirety to provide as follows:
                 "Administrator" means the Senior Vice President - Human Resources of Union Pacific Corporation ("UPC") until UPC no longer owns at least 50% of the voting power of shares of Company stock entitled to vote generally in the election of directors and thereafter, the Vice President - People of the Company.

          II.    Section 1.2(b) is amended in its entirety to provide as
                 follows:
                 "Company" means Union Pacific Resources Group, Inc. (herein called "Resources") and any Affiliate which is included in the
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                 Supplemental Plan by action of the Board of Directors of
                 Resources and such Affiliate.

          III. Section 1.2(f) is amended in its entirety to provide as follows:

                 "Incentive Compensation" means incentive compensation awarded a Participant under the Executive Incentive Plan of Union Pacific Corporation and Subsidiaries, as amended and restated as of January 1, 1981 and as it may thereafter be amended from time to time and the Executive Incentive Plan of Union Pacific Resources Group Inc. and Subsidiaries, but only to the extent that such incentive compensation is not taken into account in computing the Participant's Final Average Earnings under the Plan. Awards of Incentive Compensation shall be taken into account on the accrual basis at the time such awards are made, provided however, that no more than three awards of Incentive Compensation shall be taken into account for any 36-month period.

          IV. Section 1.2(i) is amended in its entirety to provide as follows:

                 "Plan" means the "Pension Plan for Salaried Employees of Union Pacific Corporation and Affiliates," effective January 1, 1990 and as it may thereafter be amended from time to time, until Union Pacific Corporation ("UPC") no longer owns at least 50% of the voting power of shares of Company stock entitled to vote generally in the election of directors and thereafter, such plan as the Company adopts pursuant to the Pension Agreement between the Company and UPC, dated October 1, 1995.

          V.     Section 1.2(k) is amended in its entirety to provide as
                 follows:
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                 (k)  "Supplemental Plan" means the "Supplemental Pension Plan for Exempt Salaried Employees of Union Pacific Resources Group Inc. and Affiliates", as described herein, and as it may hereafter be amended from time to time; such term shall also include the Prior Supplemental Plan, except where specific reference is made to the Prior Supplemental Plan.


          VI. Section 2.1(b) is amended in its entirety to provide as follows:

                 (b) such additional years of training, prior to a Participant's Employment Commencement Date or intervening between periods of Employment, as has afforded to the Participant such training as has, in the opinion of the Company, especially qualified him for his position and induced his employment by the Company, but only after, and to the extent that, (i) the Board of Directors has recommended that credit for such additional years be granted, and (ii) the Participant has been notified of such approval (including any such additional years approved under the Prior Supplement Plan).

          VII.   Section 3.7 is amended in its entirety to provide as follows:

                 Pre-Termination Age and Service Grant.  The pension to which a
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                 Participant would otherwise be entitled hereunder shall be redetermined by including in Total Service such additional years as may be approved by the Chief Executive Officer of Union Pacific Corporation prior to termination
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                 of Employment or by adding to such Participant's age such
                 additional years as may then be approved by the Chief Executive Officer of Union Pacific Corporation, or both, but not in excess of five years in either case until Union Pacific Corporation no longer owns at least 50% of the voting power of shares of Company stock entitled to vote generally in the election of directors and thereafter such approval shall be obtained from the Chief Executive Officer of the Company. All rights of a Participant or his beneficiaries hereunder shall be determined on the basis of such additional years.

          VIII.  Section 8.1 is amended in its entirety to provide as follows:

                 Administration.  To the extent herein provided, the
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                 Administrator shall have authority to control and manage the operation and administration of the Supplemental Plan.

          IN WITNESS WHEREOF, I have hereunto set my hand and caused these presents to be executed this 11th day of October, 1995.

                                             /s/ Ursula F. Fairbairn
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                                             Ursula F. Fairbairn
                                             Senior Vice President - Human
                                             Resources